UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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PAULSON CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAULSON CAPITAL CORP.

811 SW Naito Parkway, Suite 200

Portland, Oregon 97204

May 15, 2007

Dear Stockholders:

The 2007 Annual Meeting of Stockholders of Paulson Capital Corp. will be held at our headquarters, 811 SW Naito Parkway, Portland, Oregon 97204 in the third-floor conference room on Thursday, June 14, 2007 at 1:30 p.m. (PDT).

The attached material includes the Notice of Annual Meeting, the Proxy Statement, which describes the business to be transacted at the meeting, the Form of Proxy and our Annual Report to Stockholders for the year ended December 31, 2006. We ask that you give them your careful attention.

As in the past, we will be reporting on our activities and you will have an opportunity to ask questions about our operations.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. It is important that your shares be represented at the meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed proxy as soon as possible will be greatly appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy if you wish to vote in person.

On behalf of the Board of Directors of Paulson Capital Corp., I would like to thank you for your continued support and confidence.

Sincerely,

CHESTER L.F. PAULSON
Chairman of the Board, President
and Chief Executive Officer

PAULSON CAPITAL CORP.

811 SW Naito Parkway, Suite 200

Portland, Oregon 97204

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 14, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Paulson Capital Corp. will be held at our headquarters, 811 SW Naito Parkway, Portland, Oregon 97204, in the third-floor conference room on Thursday, June 14, 2007 at 1:30 p.m. (PDT) for the following purposes:

1.               To elect five Directors whose term of office will expire in 2008; and

2.               To transact any other business that properly comes before the Annual Meeting and any adjournments thereof.

Holders of Common Stock of record as of the close of business on April 27, 2007 are entitled to receive notice of and vote at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person.

By Order of the Board of Directors,

JACQUELINE M. PAULSON
Secretary
Portland, Oregon
May 15, 2007

PAULSON CAPITAL CORP.

811 SW Naito Parkway, Suite 200

Portland, Oregon 97204

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 14, 2007

This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are being furnished to the stockholders of Paulson Capital Corp. in connection with the solicitation of proxies by our Board of Directors for use at our 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in the third-floor conference room of our headquarters, 811 SW Naito Parkway, Portland, Oregon 97204, on Thursday, June 14, 2007 at 1:30 p.m. (PDT) and any adjournments thereof. These proxy materials are first being mailed on or about May 15, 2007 to holders of record on April 27, 2007 of our Common Stock.

Voting Securities

Holders of record at the close of business on April 27, 2007 of our Common Stock, no par value (“Common Stock”), are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each outstanding share of Common Stock entitles the holder to one vote. Our Articles of Incorporation do not provide for cumulative voting.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on those matters. If your shares are not voted, they will not be counted in determining the number of votes cast. Shares represented by such “broker non-votes” will, however, be counted for determining whether there is a quorum.

Nominees for election of directors are elected by plurality vote of all votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted and have no effect in determining whether a plurality exists with respect to a given nominee.

On April 27, 2007, 6,153,511 shares of our Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of these shares constitutes a quorum.

Voting and Revocability of Proxies

A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of Paulson Capital Corp., by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors.

Solicitation

All expenses in connection with this solicitation, estimated to be approximately $1,500, will be borne by us. In addition to solicitation by mail, proxies may be solicited by our, or our subsidiaries’, directors, officers or other employees by telephone, telex, fax, in person or otherwise without additional compensation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy material to the beneficial owners of shares held of record by such persons and will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such material.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 19, 2007, certain information furnished to us with respect to ownership of our common stock of (i) each director; (ii) the “named executive officers” (as defined under “Executive Compensation”); (iii) all persons known by us to be beneficial owners of more than 5% of our common stock; and (iv) all current executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the common stock owned by them. Unless otherwise indicated, the address of each holder is 811 SW Naito Parkway, Suite 200, Portland, Oregon 97204.

	Common Stock (1)
	Number of	Percent of Shares
Name and Address of Beneficial Owner	Shares (2)	Outstanding
Chester L.F. and Jacqueline M. Paulson (3)	3,032,886	49.0%
Steve Kleemann	744,800	12.1%
Charles P. A. and Amy Paulson (4)	478,698	7.8%
Harry Striplin	42,000	*
Paul Shoen	37,508	*
Shannon P. Pratt	22,254	*
Lorraine Maxfield	15,200	*
Trent Davis	5,000	*
Karen Johannes	—	—
Chris Schreiber	—	—
All current executive officers and directors as a group (11 persons)	3,899,648	62.7%

  *Less than one percent

(1)          Applicable percentage of ownership is based on 6,153,511 shares of common stock outstanding as of April 19, 2007 together with applicable options for such shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares.  Shares of common stock that the person has the right to acquire within 60 days after April 19, 2007 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)          Includes shares of common stock subject to options exercisable within 60 days after April 19, 2007 as follows:

Name	Number of Options
Chester L.F. and Jacqueline M. Paulson	30,000
Steve Kleemann	5,000
Harry Striplin	10,000
Paul Shoen	5,000
Shannon P. Pratt	5,000
Lorraine Maxfield	5,000
Trent Davis	5,000
All current executive officers and directors as a group	65,000

(3)          Includes shares held by Chester L.F. Paulson, Jacqueline M. Paulson and Paulson Family, LLC.

(4)          Charles P.A. and Amy Paulson own the shares as joint tenants. The address for Charles P. A. and Amy Paulson is 1000 SW Broadway, #1660, Portland, Oregon 97203.

ELECTION OF DIRECTORS

(Proposal No. 1)

The Board of Directors has nominated our five current directors, Messrs. Paulson, Kleemann and Shoen, Mrs. Paulson and Dr. Pratt to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. The persons named on the enclosed proxy (the proxy holders) will vote for election of the nominees unless you have withheld authority for them to do so on your proxy card. If the nominees are unable or decline for good cause to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that a nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

Vote Required

If a quorum of stockholders is present at the Annual Meeting, the five nominees for election as directors who receive the greatest number of votes cast at the Annual Meeting will be elected directors.

Recommendation

The Board of Directors recommends that stockholders vote FOR the re-election of Messrs. Paulson, Kleemann and Shoen, Mrs. Paulson and Dr. Pratt.

The following table sets forth the names of the nominees for election as a director. Also set forth is certain information with respect to each such person’s age, principal occupation or employment during the past five years and the year in which they were elected to serve as a director of Paulson Capital Corp.

Name	Age	Has Been a Director Since
Chester L. F. Paulson	71	1970
Jacqueline M. Paulson	68	1976
Steve H. Kleemann	66	2001
Shannon P. Pratt	73	1998
Paul F. Shoen	50	1998

Chester L. F. Paulson founded Paulson Capital Corp. in 1970 and has served as its Chairman, President and CEO since that time. Mr. Paulson is also the Co-Founder and Chairman of Paulson Capital Corp.’s wholly owned subsidiary, Paulson Investment Company, Inc. (originally Paulson Trading Company). Mr. Paulson has been actively involved in the investment banking, financial consulting and project funding for over 40 years. In 1959, Mr. Paulson started his career as a securities trader for June S. Jones Company in Portland, Oregon. Mr. Paulson served in the United States Army as a member of the Army Security Agency and graduated from the University of Oregon with a B.S. in Economics. He furthered his education at the University of Portland where he obtained his Master’s Degree in Business Administration. He currently serves as a board member for the National Investment Bankers Association and is a member of the Securities Traders Association and Southern California Investment Association.

Jacqueline M. Paulson is the wife of Chester L. F. Paulson. Mrs. Paulson co-founded Paulson Investment Company, Inc. along with her husband, Chester Paulson, in 1970. Since then, Mrs. Paulson has served as a Director for both Paulson Capital Corp. and Paulson Investment Company, Inc. Mrs. Paulson became Secretary and Treasurer of both Paulson Capital Corp. and Paulson Investment Company, Inc. in 1976. Mrs. Paulson earned a B.A. in Education from Linfield College and completed graduate coursework at the University of Washington.

Steve H. Kleemann has been a private investor and entrepreneur focusing on the areas of finance and investments since 1966. Mr. Kleemann has a B.S. degree in Finance from the University of Southern California.

Shannon P. Pratt has been the Chairman and CEO of Shannon Pratt Valuations, LLC, a business valuation and financial advisory services firm, since January 2004. From 1995 to October 2005, Dr. Pratt was Managing Owner of Business Valuation Resources.  Dr. Pratt is a Lifetime Member Emeritus of the Business Valuation Committee of the American Society of Appraisers. He is also a Lifetime Member Emeritus of the Valuation Advisory Committee of The ESOP Association. Dr. Pratt has received the prestigious Magna Cum Laude award of the National Association of Certified Valuation Analysts for service to the business valuation profession, and he is also the first life member of the Institute of Business Appraisers. Dr. Pratt is a member and a past President of the Portland Society of Financial Analysts, the recipient of the 2002 Distinguished Achievement Award, a member of the Association for Corporate Growth and a past trustee of The Appraisal Foundation. Dr. Pratt holds a Doctor of Business Administration (DBA) from Indiana University with a major in Finance and is also a Chartered Financial Analyst (CFA). Broadly published, he has either authored or co-authored ten books on the subject of business valuation, as well as many other articles, newsletters and papers.

Paul F. Shoen is a private investor and also founded and has served as the Chairman of Pantechnicon Aviation, Ltd., a company that leases and charters aircraft, since 1995. Although he is no longer associated with them, over a 15 year period, Mr. Shoen served as a member of various Boards of Directors at the parent and subsidiary levels of Amerco, Inc., including the operational, real estate and insurance companies.  He also served in various executive capacities within Amerco, including as President and Vice-President of U-Haul International. Mr. Shoen attended College of the Holy Cross where he earned a B.A. in Psychology.  He has also taken graduate-level business courses at the University of Chicago. Mr. Shoen is also the Director of the Paul F. Shoen Foundation, a charitable organization.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that each of our directors, except Mr. Paulson and Mrs. Paulson, are “independent directors” under Nasdaq Stock Market Marketplace Rule 4200(a)(15). The Board of Directors has also determined that each member of the two committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by Nasdaq and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) related to audit committee member independence.

DIRECTOR NOMINATIONS BY SHAREHOLDERS

Although we have no formal policy regarding shareholder nominees, shareholders wishing to nominate a candidate should submit the candidate’s name and qualifications to our corporate secretary in writing at our principal executive offices in Portland, Oregon. The Board of Directors will assess a shareholder nominee based upon the candidate’s background, skills and experience in light of the needs of the Board of Directors at that time.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held four meetings during the year ended December 31, 2006. During 2006, no director attended fewer than 75% of the meetings of the Board of Directors and any committees of which the director was a member. Members of the Board of Directors are encouraged to attend our annual meeting of stockholders each year. All of the members of the Board of Directors attended our 2006 annual meeting of stockholders.

The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

We do not have a separate nominating committee because the entire Board serves the functions of a corporate governance and nomination committee. The members of the Board of Directors together identify qualified individuals to become directors. The Board of Directors also determines the composition of Board committees and assists in the development and implementation of our corporate governance standards.

Audit Committee.  During 2006, our Audit Committee consisted of Mr. Kleemann, Dr. Pratt (Chair) and Mr. Shoen. The Audit Committee reviews and makes recommendations to the Board of Directors concerning our internal accounting procedures, reviews and consults with our independent accountants on the accounting principles and auditing practices used for our financial statements and makes recommendations to the Board of Directors concerning the engagement of independent accountants and the scope of the audit to be undertaken by the accountants. The Audit Committee held three meetings during 2006. The Audit Committee Charter was attached to our Proxy Statement for our 2006 Annual Meeting as Appendix A.

Compensation Committee. During 2006, our Compensation Committee consisted of Mr. Kleemann, Dr. Pratt (Chair) and Mr. Shoen. The Compensation Committee is primarily responsible for reviewing the compensation of our executive officers, including the Chief Executive Officer, and for administering our stock option plan. The Compensation Committee held one meeting during 2006. The Compensation Committee does not have a charter.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Any stockholder may contact our Board of Directors (or any individual Director) in writing by addressing the communication to: Board of Directors, Paulson Capital Corp., c/o Corporate Secretary, 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 97204.

DIRECTOR COMPENSATION

Our non-employee Directors are compensated through their participation in the bonus pool as described under “Compensation Discussion and Analysis” below. However, during 2006, there was no bonus pool and, accordingly, our non-employee Directors did not receive any compensation for their service as Directors.

Mr. Paulson and Mrs. Paulson do not receive any additional compensation for their service on the Board.

Equity incentive awards outstanding at December 31, 2006 for each non-employee Director were as follows:

Name	Unvested Stock Awards (#)	Option Awards (#)
Steve Kleemann	—	5,000
Shannon P. Pratt	—	5,000
Paul Schoen	—	5,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, our Compensation Committee consisted of Messrs. Kleemann and Shoen and Dr. Pratt. All current members of the Compensation Committee are non-employee, outside directors. During 2006, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, included elsewhere in the proxy statement, with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Mr. Kleemann

Dr. Pratt (Chair)

Mr. Schoen

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Compensation expense is the most significant expense for us. Compensation expense generally follows the increase or decrease in net revenues, reflecting the connection of incentive-based pay to our overall performance.

Our Board of Directors is responsible for establishing our compensation program. The Compensation Committee (the “Committee”) has been delegated by the Board of Directors to annually review the officer compensation program and approve appropriate modifications to the senior officer compensation packages. The Committee is responsible for establishing the compensation of the CEO and reviews and approves the recommendations of the CEO regarding compensation and incentive packages of other senior executive officers.

The Committee is comprised of our three independent board members, Dr. Shannon P. Pratt, Mr. Steve Kleemann and Mr. Paul Shoen. Dr. Pratt currently serves as the Committee Chair.

Executive Compensation Philosophy

The objective of our compensation program is to provide a competitive, comprehensive compensation package to attract, retain and motivate highly qualified senior-level management. Therefore, we strive to establish a compensation package that is competitive within the industry while maintaining and promoting the interests of the Company and all of our shareholders.

We believe that specific levels of compensation should reflect a variety of factors, including the comparative management responsibility of the position, the executive’s past performance and background, the value of the position in the marketplace and the level of competition for key personnel in our industry. In addition to a competitive base salary for our senior-level management, we provide as an incentive:

•                  a competitive commission structure for members of the senior management team whose responsibilities include retail and/or investment banking activities;

•                  underwriter warrants for members of the investment banking team in connection with their respective participation in the underwritten offerings; and

•                  the potential for an annual cash bonus and profit sharing contribution to reward our executive management team in profitable years.

We use these forms of compensation to remain competitive with our peers in the marketplace.

CEO and Executive Officer Compensation

The Committee is responsible for determining the compensation package of the CEO. For senior executive officers other than the CEO, the CEO recommends compensation packages for each, which are reviewed, adjusted (if necessary) and approved by the Committee. Historically, the Committee has not retained outside consultants to assist in the determination of the type and level of compensation paid annually, and did not use consultants in determining pay for 2006.

The Committee has adopted a pay-for-performance model for compensation for the CEO and, accordingly, the CEO does not receive a base salary. In addition to commissions and underwriter warrants received as a member of the investment banking team, the CEO receives commissions based on the performance of our investment accounts. The CEO, working in unison with the VP of Proprietary Trading, actively manages the investment accounts. Our investments are significant, as is the impact of the results of the investment accounts on our overall profitability. The CEO also participates in the annual bonus and profit sharing plan discussed below.

The base salaries and incentive pay of executive officers other than the CEO are based in part on their respective responsibilities and the relative internal pay equity among the senior executives.

The annual bonus pool is used for (1) contributions to the profit sharing plan and (2) annual bonuses for management and our Board of Directors. Management initially proposes the annual bonus pool amount, profit sharing and management bonuses, and submits the plan to the Committee. The Committee reviews the proposal, makes suggested changes and, after the final terms are agreed upon, approves the plan. All annual bonuses are approved by the Committee and paid in the first quarter of the following year.

We attempt to maximize the tax benefits related to compensation expense; however, tax considerations are not the compelling factor in determining the annual compensation package or form of compensation. With the adoption of SFAS No. 123R, “Share-Based Payment,” which requires the expensing of all forms of equity compensation, future awards, if any, may be structured to lessen our after-tax compensation expense. The Committee intends all compensation to be IRC 162(m) compliant to permit us to be able to deduct, for federal income tax purposes, all compensation paid to the named executive officers.

We have not entered into employment agreements with any of the named executive officers, nor do we have any specific change of control agreements. Our executives are also eligible to participate in benefit programs generally available to all full time employees, including health and dental insurance and participation in a 401(k) plan.

Components of 2006 Executive Officer Compensation

Our officer compensation plan includes a base salary for all named executive officers except the CEO, an annual cash bonus and profit sharing contribution in profitable years, incentive compensation for certain members of the senior management team and limited personal perquisites and benefits.

Base Salary

Base salaries are based on internal pay equity and current market conditions, including relative pay within the industry. Base salaries are established at the beginning of each year and any changes in base salary in a given year become effective January 1st of that year.

Incentive Compensation

Commissions

The members of our senior management team who oversee our retail brokerage operations receive commissions (an “override”) based on a percentage of the gross production of each broker employed or contracted by us. The override is calculated and paid by us monthly. In addition, some members of senior management have their own retail brokerage accounts whereby they act as an agent for their customer in the purchase and sale of common and preferred stocks, options, warrants and debt securities traded on securities exchanges or in the over-the-counter market. The senior manager acting as a broker receives a percentage of the customer commissions for these transactions.

The members of the senior management team whose responsibilities include investment banking activities receive a percentage of the underwriting discount from successful investment banking projects. For a public or private offering, we typically receive 7 to 9 percent of the aggregate amount of money raised in an offering as compensation to underwriters, selling group members and registered representatives, although these percentages may be lower for larger transactions. We also typically receive 2 to 3 percent of the aggregate amount of money raised to cover non-accountable expenses. The investment banking team, including the senior members of management, receives (in varying amounts) a percentage of the amount retained by us from these transactions.

Underwriter Warrants

As part of our compensation for the underwriting activities, we also typically receive warrants exercisable to purchase securities similar to those offered and sold to the public by the companies whose offerings we underwrite. The warrants generally have a five-year expiration date. The warrants are generally subject to a restricted period and the exercise price is typically 120 percent of the price at which the securities are initially sold to the public. The investment banking team, including senior members of management, receives (in varying amounts) a percentage of the underwriter warrants received by us as a result of these transactions.

Bonus Pool

We have established a bonus pool for annual cash incentive bonuses and profit sharing contributions. Generally, management participates in the annual cash incentive bonus, and all employees participate in the profit sharing plan. The amount available in the annual bonus pool each year is determined by a predetermined formula as follows: 15 percent of the first $1.0 million of pretax income (less gain/loss associated with the Black-Scholes value of the underwriter warrants) and 10 percent of pretax income thereafter. There was no bonus pool for annual cash bonuses or profit sharing contributions in 2006.

Other Compensation

We make contributions to the 401(k) accounts of all participating named executive officers on the same terms as those of other participants in our 401(k) plan and provide contributions to health and dental insurance for the named executive officers under the same plans as for other non-executive employees. We also provide an automobile allowance to certain of the named executive officers as disclosed in the Summary Compensation table.

We believe that the current mix and amount of compensation provides a competitive compensation package for our named executive officers.

Equity Awards

Our 1999 Stock Incentive Plan provides for the issuance of incentive and non-statutory stock options to our employees, officers and directors. We have, in the past, used stock option grants as an incentive for the Board of Directors and senior managers. However, we have not granted stock options since 2003 and we do not intend to grant stock options in the foreseeable future.

Director Compensation

Our non-employee directors receive compensation as part of the bonus pool discussed above. A bonus pool was not established for 2006, therefore, there was no director compensation for the year.

All directors are reimbursed for their expenses in attending meetings of our Board of Directors.

CODE OF ETHICS

We have adopted a code of ethics that applies to our officers (including our principal executive, financial and accounting officers), directors, employees and consultants. The text of our code of ethics is posted at our Internet website, located at www.paulsoninvestment.com. Furthermore, if disclosure of an amendment or waiver to our code of ethics is required by Item 5.05 of Form 8-K, we intend to satisfy such disclosure either by timely filing a Form 8-K or by posting such information at the same Internet website.

EXECUTIVE OFFICERS

The following table identifies the executive officers of Paulson Capital Corp. and its 100% owned operating subsidiary, Paulson Investment Company, Inc., as of April 19, 2007, the positions they hold and the year in which they began serving as an executive officer. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Employee Since
Chester L. F. Paulson	71	Chairman of the Board, President and Chief Executive Officer of Paulson Capital Corp.	1970

Jacqueline M. Paulson	68	Director, Secretary and Treasurer of Paulson Capital Corp.	1970

Trent Davis	39	President and CEO of Paulson Investment Company, Inc.	1991

Isaac Jameson	30	Chief Compliance Officer of Paulson Investment Company, Inc.	2000

Karen Johannes	47	Chief Financial Officer of Paulson Capital Corp. and Paulson Investment Company, Inc.	2003

Lorraine Maxfield	56	Senior Vice President, Corporate Finance, Paulson Investment Company, Inc.	1983

Chris Schreiber	42	Senior Vice President, National Sales, Paulson Investment Company, Inc.	2002

Harry Striplin	48	Chief Operating Officer of Paulson Investment Company, Inc.	1991

There are no family relationships between our officers and directors other than the following:

•                  Chester L. F. Paulson and Jacqueline M. Paulson being husband and wife; and

•                  Trent Davis is the son-in-law of Chester L. F. Paulson and Jacqueline M. Paulson.

For biographical information on Chester L. F. Paulson and Jacqueline M. Paulson, see “Election of Directors” above.

Trent Davis joined Paulson Investment Company, Inc. in 1991 in our Operations Department and in 1996 was promoted to Senior Vice President, Syndicate/National Sales Department. In July 2005, Mr. Davis was promoted to President and CEO of Paulson Investment Company, Inc. Mr. Davis served as a board member and Chairman of the National Investment Banking Association during 2003. Mr. Davis holds a B.S. in Business and Economics from Linfield College and has earned a Master’s Degree in Business Administration from the University of Portland. NASD Licenses include:  Series 7, 24 and 63.

Isaac Jameson joined Paulson Investment Company, Inc. in March 2000 as Assistant Vice President of Compliance. In July 2005, Mr. Jameson was promoted to Director of Operations and in January 2007, he was promoted to Chief Compliance Officer. Mr. Jameson’s areas of expertise include Restricted Securities, SEC Section 13 & 16 Reporting and Brokerage Operations. Mr. Jameson graduated from Clackamas Community College with an Associates Degree in General Studies and he currently holds the Oregon Life and Health Insurance License.  NASD Licenses include:  Series 4, 7, 24, 28, 53, 63 and 65.

Karen Johannes joined Paulson Capital Corp. and Paulson Investment Company, Inc. in October 2003 as Senior Vice President, Accounting and in March 2006 was promoted to Chief Financial Officer. From January 1998 to October 2003, Ms. Johannes was a Senior Financial Analyst for Willamette Management Associates, a valuation consulting, economic analysis and financial advisory services firm. Ms. Johannes authored numerous articles on business valuation for the newsletter Insights, which was published by Willamette Management Associates. Ms. Johannes graduated from Oregon State University with a B.S. in Business Administration and has earned a Master’s Degree in Business Administration from the University of Washington. Ms. Johannes is also a Certified Public Accountant (CPA), inactive status. NASD Licenses include:  Series 27.

Lorraine Maxfield joined Paulson Investment Company, Inc. in 1983 as a junior research analyst. In January 1993, Ms. Maxfield was promoted to Vice President of Research and in March 1995, was promoted to Senior Vice President of Research. Subsequently, Ms. Maxfield was promoted to Senior Vice President, Corporate Finance. Ms. Maxfield worked as a junior high school teacher for seven years before joining Paulson, teaching classes in English Literature and Grammar, Speech and Drama. Ms. Maxfield attended the University of Oregon where she earned a B.A. in English and an M.A. in English Education, and later returned to the University of Oregon to earn her Master’s Degree in Business Administration.  Ms. Maxfield is also a Chartered Financial Analyst (CFA).  NASD Licenses include: Series 7, 24 and 63.

Chris Schreiber joined Paulson Investment Company, Inc. in August 2002 as manager of our Manhattan branch office. In July 2005, Mr. Schreiber was promoted to Senior Vice President of National Sales. Prior to joining Paulson Investment Company, Inc., Mr. Schreiber was employed by Weatherly Securities. Mr. Schreiber is a member of the National Investment Banking Association and is on the Board of Advisors for Blue Jays Unlimited, which is a board at Johns Hopkins University that supports student athletes. Mr. Schreiber earned a B.A. in Political Science from Johns Hopkins University. NASD Licenses include: Series 7, 24 and 63.

Harry Striplin joined Paulson Investment Company, Inc. in 1991 as our Chief Compliance Officer. In January 2007, Mr. Striplin was promoted to Chief Operating Officer. Prior to this, Mr. Striplin was the supervisor of the Trading Department at Murphey Favre, Inc., where he was responsible for overseeing all equities transactions. Mr. Striplin currently serves on the NASD District Committee for District 3 and is a member of both the National Society of Compliance Professionals and the National Investment Banking Association. Mr. Striplin also formerly served on the Securities Industry/ Regulatory Council on Continuing Education and was President of the Security Traders Association of Portland. Mr. Striplin attended Portland State University where he earned a B.S. in Biology.  NASD Licenses include:  Series 4, 7, 24, 53, 63 and 65.

EXECUTIVE COMPENSATION

Summary Compensation for the Year Ended December 31, 2006

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our (i) Principal Executive Officer (“PEO”); (ii) our Principal Financial Officer (“PFO”); (iii) our three most highly compensated executive officers, other than our PEO and PFO, who were serving as executive officers at the end of the last completed fiscal year and whose total compensation was greater than $100,000; and (iv) one additional individual for whom disclosure would have been provided except for the fact that he was not serving as executive officer as of the end of the last completed fiscal year (herein referred to as the “named executive officers”) for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Chester L. F. Paulson	2006	$—	$137,916	$325,040	$462,956
Chairman, President and CEO of Paulson
Capital Corp. (“PEO”)

Karen Johannes	2006	103,690	—	1,500	105,190
Chief Financial Officer of Paulson Capital
Corp. and Paulson Investment Company, Inc.
(“PFO”)

Chris Schreiber	2006	64,896	346,142	1,500	412,538
Senior Vice President, National Sales, Paulson
Investment Company, Inc.

Trent Davis	2006	43,596	239,436	13,611	296,643
President and CEO of Paulson Investment
Company, Inc.

Lorraine Maxfield	2006	55,215	58,234	2,802	116,251
Senior Vice President, Corporate Finance,
Paulson Investment Company, Inc.

Scott Weber	2006	63,415	157,131	1,500	222,046
Former Senior Vice President, Trading,
Paulson Investment Company, Inc.

(1)          Represents commissions earned pursuant to performance-based compensation arrangements.

(2)          All Other Compensation in 2006 included the following:

Name	Warrant Related	Auto Allowance	Life Insurance	401(k) Match
Chester L. F. Paulson	$311,066	$12,000	$474	$1,500
Karen Johannes	—	—	—	1,500
Chris Schreiber	—	—	—	1,500
Trent Davis	111	12,000	—	1,500
Lorraine Maxfield	1,302	—	—	1,500
Scott Weber	—	—	—	1,500

Warrant related compensation relates to the difference between the exercise price of the warrants and the fair market value of the stock underlying the warrants exercised, which were received in connection with offerings underwritten by Paulson Investment Company, Inc. Messrs. Paulson, Schreiber and Davis and Ms. Maxfield each receive underwriter warrants as a component of their incentive compensation.

Grants of Plan-Based Awards for the Year Ended December 31, 2006

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)		Target ($)		Maximum ($)
Chester L. F. Paulson		(1)		(1)		(1)
Karen Johannes	—		—		—
Chris Schreiber		(2)		(2)		(2)
Trent Davis		(3)		(3)		(3)
Lorraine Maxfield		(4)		(4)		(4)
Scott Weber		(5)		(5)		(5)

(1)          Mr. Paulson receives incentive compensation based on the performance of our investment accounts, as well as a percentage of the amount of underwriting discounts received from our corporate finance clients and, accordingly, there is no threshold, target or maximum. “See Summary Compensation for the Year Ended December 31, 2006” above for amounts earned by Mr. Paulson in 2006 pursuant to this arrangement.

(2)          Mr. Schreiber receives incentive compensation based on the amount of commissions received from our retail clients and, accordingly, there is no threshold, target or maximum. “See Summary Compensation for the Year Ended December 31, 2006” above for amounts earned by Mr. Schreiber in 2006 pursuant to this arrangement.

(3)          Mr. Davis receives incentive compensation based on the amount of commissions received from our retail clients, as well as a percentage of the amount of underwriting discounts received from our corporate finance clients and, accordingly, there is no threshold, target or maximum. “See Summary Compensation for the Year Ended December 31, 2006” above for amounts earned by Mr. Davis in 2006 pursuant to this arrangement.

(4)          Ms. Maxfield receives incentive compensation based on a percentage of the amount of underwriting discounts received from our corporate finance clients and, accordingly, there is no threshold, target or maximum. “See Summary Compensation for the Year Ended December 31, 2006” above for amounts earned by Ms. Maxfield in 2006 pursuant to this arrangement.

(5)          Mr. Weber received incentive compensation based on the amount of commissions received from his retail clients, as well as the performance of our trading account and, accordingly, there was no threshold, target or maximum. “See Summary Compensation for the Year Ended December 31, 2006” above for amounts earned by Mr. Weber in 2006 pursuant to this arrangement.

Outstanding Equity Awards at December 31, 2006

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh.)	Option Expiration Date
Chester L. F. Paulson	15,000	—	$4.46	11/09/08
Karen Johannes	—	—	—	—
Chris Schreiber	—	—	—	—
Trent Davis	5,000	—	4.05	11/09/08
Lorraine Maxfield	5,000	—	4.05	11/09/08
Scott Weber	—	—	—	—

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board of Directors has determined that Dr. Shannon P. Pratt, the Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. Dr. Pratt holds a doctoral degree of business administration in finance. Dr. Pratt’s experience includes over 30 years of experience as managing director of a national business valuation firm, and is currently Chairman and CEO of Shannon Pratt Valuations, a business valuation and financial advisory firm. Dr. Pratt’s credentials include Chartered Financial Analyst, Fellow and Accredited Senior Appraiser, Master Certified Business Appraiser, and Certified in Mergers & Acquisitions.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter, a copy of which is not available on our website, but was attached to our Proxy Statement for our 2006 Annual Meeting as Appendix A. In connection with our audited financial statements for 2006, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

This report of the Audit Committee does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any of Paulson Capital Corp.’s filings under the Securities Act of 1933 or the Exchange Act, except to the extent Paulson Capital Corp. specifically incorporates this report by reference herein.

Submitted by the Audit Committee of the Board of Directors:

Mr. Kleemann

Dr. Pratt (Chair)

Mr. Shoen

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On November 17, 2005, our Audit Committee approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accountants. Grant Thornton’s report on our financial statements for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended December 31, 2004 and for the subsequent interim period through November 17, 2005, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter in connection with its report. In addition, during the year ended December 31, 2004 and for the subsequent interim period through November 17, 2005, there were no reportable events as defined in Item 304(a)(1)(v) of Securities and Exchange Commission Regulation S-K.

Also on November 17, 2005, our Audit Committee approved the engagement of McGladrey & Pullen, LLP (“McGladrey”) to serve as our independent registered public accounting firm. During the year ended December 31, 2004 and for the subsequent interim period through November 17, 2005, (1) we did not consult McGladrey regarding either the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; (2) neither a written report nor oral advice was provided to us by McGladrey that McGladrey concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; and (3) we did not consult McGladrey regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP served as our independent registered public accountants for the fiscal years ended December 31, 2006 and 2005. We utilize the services of Grant Thornton LLP for our tax services. Representatives from McGladrey & Pullen, LLP will not be attending the Annual Meeting.

Principal Accounting Firm Fees

We paid the following fees for services performed by McGladrey & Pullen, LLP in 2006 and for services provided by McGladrey & Pullen, LLP and Grant Thornton LLP in 2005:

	2006	% Pre- approved by Audit Committee	2005	% Pre- approved by Audit Committee
Audit Fees(1)	$108,436	100%	$101,057	100%
Audit Related Fees	—	—	1,410	100%
Tax Fees(2)	—	—	46,616	100%
All Other Fees	—	—	—	—
	$108,436		$149,083

(1)          Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. The 2005 amount includes $30,449 paid to Grant Thornton LLP, our previous independent registered public accountants, for quarterly reviews prior to their dismissal in November 2005, auditor transition work and work related to obtaining their consent for the filing of our 2005 Form 10-K.

(2)          Tax fees include fees for tax compliance, tax planning and tax advice. Tax fees in 2005 were paid to Grant Thornton LLP, our previous independent registered public accountants. Grant Thornton LLP continues to provide our tax services and, accordingly, there are no amounts for tax fees listed in 2006 as Grant Thornton LLP was not our principal accounting firm during 2006. We paid, or will pay, Grant Thornton $54,818 for tax related services for 2006.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee engages the Independent Registered Public Accountants to audit the financial statements of Paulson Capital Corp. The Audit Committee has given management pre-approval for tax, financial, and operational consulting work where the one-time or cumulative cost of the project will be less than $50,000.

The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant’s independence and has determined that it is.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of the outstanding shares of our common stock (“ten percent shareholders”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our directors, executive officers and ten percent shareholders that no other reports were required, during the fiscal year ended December 31, 2006, our officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

Any stockholder proposal to be considered for inclusion in proxy materials for our 2008 Annual Meeting must be received at our principal executive offices no later than January 16, 2008. To be eligible for inclusion in the 2008 proxy materials, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934. A proxy may confer discretionary authority to vote on any matter received by us after January 16, 2008, but on or before March 31, 2008.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting. Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Please act promptly to insure that you will be represented at this important meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting of Shareholders, a copy of our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission for our fiscal year ended December 31, 2006. Written requests should be mailed to the Secretary, Paulson Capital Corp., 811 SW Naito Parkway, Suite 200, Portland, Oregon 97204.

By Order of the Board of Directors:

Jacqueline M. Paulson
Secretary
Dated: May 15, 2007

PAULSON CAPITAL CORP.

Revocable Proxy for Annual Meeting of Stockholders to be Held on June 14, 2007

The undersigned hereby appoints Chester L. F. Paulson and Jacqueline M. Paulson, and each of them, proxies of the undersigned, each with full power of substitution to represent and to vote on behalf of the undersigned all shares of Common Stock of Paulson Capital Corp. at the annual meeting to be held at 1:30 p.m. on Thursday, June 14, 2007, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

1.	Election of Directors	☐ FOR all nominees listed below except as marked to the contrary below
☐ WITHHOLD AUTHORITY to vote for all nominees listed below

To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

	Chester L. F. Paulson	Jacqueline M. Paulson	Steve H. Kleemann

	Shannon P. Pratt	Paul F. Shoen

2.	Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR.

Dated	, 2007

Signature of Stockholder(s)

Signature of Stockholder(s)

Please date and sign above exactly as your name appears on your stock certificate(s) (which should be the same as the name on the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable.  A corporation must sign its name by the president or other authorized officer.  All co-owners must sign.